Exhibit 23
                                                                      ----------

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the registration statements of MFB Corp. on Form S-8 (Registration No. 33-84340 and Registration No. 333-47891) of our report dated November 8, 2001, on the consolidated financial statements of MFB Corp., as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001, which report is incorporated by reference in this Annual Report on Form 10-K of MFB Corp.


                                               /s/ Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP


South Bend, Indiana
December 21, 2001